UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2020

Evolution Petroleum Corporation
(Exact name of registrant as specified in its charter)

 001-32942
(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas 77079
(Address of Principal Executive Offices)

(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2020, Mr. David Joe and the Board of Directors (the “Board”) of Evolution Petroleum Corporation, a Nevada corporation (the “Company”), agreed to terms of his retirement as the Chief Financial Officer and Senior Vice President of the Company effective December 31, 2020. In connection with Mr. Joe’s retirement, the Board has appointed Mr. Ryan Stash as the Chief Financial Officer of the Company to replace Mr. Joe effective November 18, 2020.

Since October 2018, Mr. Stash has served as the Vice President and Chief Financial Officer of Harvest Oil & Gas Corp., an independent oil and gas company. Prior to joining Harvest Oil & Gas Corp., Mr. Stash served as Managing Director at Regions Securities LLC, focused on the energy sector, from September 2018 to October 2018. Prior to that, Mr. Stash spent eleven years, from July 2007 to June 2018, in the Energy Investment Banking Group of Wells Fargo Securities, LLC in Houston, rising to the level of Director. In addition, previously, Mr. Stash was an auditor for Hewlett-Packard and Ernst & Young, LLP. He is a Certified Public Accountant in the State of Texas and received an MBA from the McCombs School of Business, a Masters in Professional Accounting and a Bachelor of Business Administration, from the University of Texas at Austin.

The Company has entered into an offer letter with Mr. Stash setting forth his compensation terms as Chief Financial Officer, including a base annual salary of $265,000. Additionally, the offer letter provides that, after commencing employment, Mr. Stash will be awarded a sign-on bonus consisting of (1) a cash amount of $50,000 and (2) 80,000 restricted shares of the Company’s common stock, vesting on a pro rata basis annually over a period of four years on the anniversary of Mr. Stash’s hire date. The offer letter further provides that Mr. Stash will be eligible to participate in the Company’s annual short-term incentive plan (“STIP”) and long-term incentive plan (“LTIP”). Mr. Stash’s annual STIP award will have a target of 75% of his base salary and will be subject to achievement of certain individual and audited performance goals. Mr. Stash’s annual LTIP award will be determined by the Board at its sole discretion and will initially be set at 100% of his base salary. Mr. Stash’s eligibility for the annual STIP and LTIP awards will be fiscal year 2021.

Mr. Stash does not have any family relationship with any director or other executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions in which Mr. Stash had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Dated: November 4, 2020	By:	/s/ JASON E. BROWN
	Name:	Jason E. Brown
	Title:	President and Chief Executive Officer